Exhibit 99.2

NEWS RELEASE

Contact:
Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

FOR IMMEDIATE RELEASE

Rodman & Renshaw Capital Group, Inc.
Announces Formation of London-based Rodman & Renshaw Capital Partners, Ltd.

New York, NY, February 15, 2008 – Rodman & Renshaw Capital Group, Inc (NASDAQ: RODM - News), today announced that the Company has partnered with Pearl Investment Management Services Ltd (PIMS), to form Rodman & Renshaw Capital Partners, Ltd. (RCP). PIMS is, and RCP will be, a London-based FSA-regulated provider of corporate finance and advisory services with an affiliated Gibraltar based asset management business authorized by the Financial Services Commission in Gibraltar.

The new venture joins the London-based finance and advisory capabilities of PIMS, led by the respected London financier David Pearl, with Rodman & Renshaw’s network of U.S. and non-U.S. issuer and investor clients. The venture will expand Rodman & Renshaw’s ability to provide European-based advisory and corporate finance services, including placing funds, M&A, PIPE transactions and the flotation of small companies on the AIM and other markets.

Under the agreement, Rodman & Renshaw will receive a minority stake in RCP which has two affiliated entities, including the Gibraltar-based asset management entity, at no cost to Rodman & Renshaw. Rodman’s CEO, Michael Lacovara, will join RCP’s Board of Directors and the two companies jointly will pursue financing opportunities in the U.S. The transaction is subject to approval of the U.K. Financial Services Authority.

Commenting on the agreement, Michael Lacovara, Chief Executive Officer of Rodman & Renshaw, stated, “We are delighted to announce the formation of Rodman & Renshaw Capital Partners Ltd, which provides us with new revenue opportunities, enhanced geographic diversification, and the ability to offer superior service to our European clients and investors as well as new financing and listing alternatives to our clients worldwide. David Pearl and his colleagues have an excellent record as financiers and advisors, and we are pleased to partner with them.”

Harry Pearl, who will head the RCP placement team in the U.K., stated, “We are excited at the opportunity presented by the combination of our London and Continental finance expertise and Rodman’s distribution and placing power, and look forward to a lengthy and productive partnership.”

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies, along with research and sales and trading services to institutional investor clients that focus on such companies. Rodman is a leading investment banking firm to the biotechnology sector, a capital intensive market segment, as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our prospectus dated October 16, 2007, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.